Exhibit 10.7

Agreement to Amend

This Agreement to Amend is entered into by and between Cardtronics USA, Inc. (formerly known as Cardtronics, LP, “Cardtronics”) and Bank of America, N.A. (“Bank”) as of this 23rd day of March, 2009.

RECITALS

A.	Cardtronics previously executed the Treasury Services Terms and Conditions Booklet on July 13, 2004 (the “Booklet”).

B.
Cardtronics and Bank previously executed an Amendment to Treasury Services Terms and Conditions Booklet for ATM Cash Services as of August 2, 2004 (“ATM Cash Services Amendment”) and subsequently amended the ATM Cash Services Amendment as of February 9, 2006 and further amendment as of February 21, 2007.

C.	Cardtronics and Bank desire to make an additional amendment to the ATM Cash Services Amendment.

D.	Cardtronics, LP did legally change its name to Cardtronics USA, Inc. by way of filing with the Secretary of the State of Delaware on December 16, 2008.

NOW, THEREFORE, in consideration of the mutual promises made in this Agreement to Amend and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

A.	All terms not otherwise defined herein shall have the meaning set forth in the ATM Cash Services Amendment.

B.
The ATM Cash Services Amendment was previously amended on February 21, 2007 by deleting “Four Hundred Million Dollars ($400,000,000)” in the second paragraph under “ATM Cash Services” and inserting “Five Hundred Million Dollars ($500,000,000)” in its place.  The ATM Cash Services Amendment is hereby further amended by deleting “Five Hundred Million Dollars ($500,000,000)” in the second paragraph under “ATM Cash Services” and inserting “Five Hundred Fifty Million Dollars ($550,000,000)” in its place.

C.	Except as specifically amended herein, the ATM Cash Services Amendment shall remain in full force and effect.

D.	All documents and agreements entered into, signed or executed between Bank and Cardtronics, LP are hereby ratified to be in full force and effect for Cardtronics USA, Inc.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to Amend to be executed as of the date first set forth above, by its duly authorized officer.

CARDTRONICS USA, INC.	BANK OF AMERICA, N.A.

/s/ Michael H. Clinard	/s/ F. Scott Singhoff
Name: Michael H. Clinard	Name: F. Scott Singhoff
Title: Chief Operating Officer	Title: Senior Vice President